Exhibit 99.1
Marshall Edwards to Host Conference Call on September 8, 2010
San Diego — August 31, 2010 — Marshall Edwards, Inc. (NASDAQ: MSHL), an oncology company focused on the clinical development of novel anti-cancer therapeutics, announced today that the Company’s management team will host a conference call with simultaneous webcast on Wednesday, September 8, 2010 beginning at 5:00 p.m. EDT. Daniel P. Gold, Ph.D., President and Chief Executive Officer, will present an update on Marshall Edwards and its lead programs, and Thomas M. Zech, Chief Financial Officer, will provide an overview of the Company’s fourth quarter and fiscal year end 2010 financial results.
Conference Call and Webcast Information
To access the live call, please dial 866-543-6403 (domestic) or 617-213-8896 (international), passcode 35432389. A replay of the call will be available approximately two hours after the conclusion of the call and archived until September 15, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 43421051. The conference call will also be webcast live and can be accessed at www.marshalledwardsinc.com. Please connect several minutes prior to the start of the webcast to ensure adequate time for any software downloads that may be required.
About Marshall Edwards, Inc.
Marshall Edwards, Inc. (NASDAQ: MSHL) is a San Diego-based oncology company focused on the clinical development of novel anti-cancer therapeutics. These derive from an investigational isoflavone technology platform, which has generated a number of novel compounds characterized by direct targeting of tumor metabolism. Specifically, these compounds are believed to target an enzyme present in the cell membrane of cancer cells, thereby inhibiting the production of pro-survival proteins within the cell. Marshall Edwards has licensed rights from Novogen Limited (ASX: NRT; NASDAQ: NVGN) for oncology drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128. For more information, please visit www.marshalledwardsinc.com.